UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
____________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
TRULIEVE CANNABIS CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed by Trulieve Cannabis Corp. (the “Company”) to amend the Company’s definitive proxy statement for the 2025 annual general and special meeting of shareholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 29, 2025. The Amendment corrects a scrivener’s error in the Proxy Statement, which includes the incorrect record date. The Proxy Statement, as filed, incorrectly stated the Record Date as April 24, 2025. The correct record date is April 15, 2025.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

All references to the Record Date contained in the Proxy Statement are hereby amended and restated to reflect a Record Date of April 15, 2025